EXHIBIT 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
AND OTHER LOAN DOCUMENTS

This THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) is made as of the 23rd day of February, 2015, by and among BG STAFFING, INC., a Delaware corporation, f/k/a LTN Staffing, LLC, a Delaware limited liability company (“BG Staffing, Inc.”), BG STAFFING, LLC, a Delaware limited liability company (“BG Staffing, LLC”), BG PERSONNEL, LP, a Texas limited partnership (“BG Personnel”), B G STAFF SERVICES INC., a Texas corporation (“B G Staff Services”), BG FINANCE AND ACCOUNTING, INC., a Delaware corporation (“BG Finance”, and together with BG Staffing, Inc., BG Staffing, LLC, BG Personnel and B G Staff Services, collectively, “Borrowers” and each a “Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”).
W I T N E S S E T H:
WHEREAS, Borrowers and Lender are parties to that certain Amended and Restated Loan and Security Agreement dated as of January 29, 2014 (as amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”);
WHEREAS, BG Finance was incorporated on or about February 18, 2015 with the Secretary of State of Delaware as a Wholly-Owned Subsidiary of BG Staffing, Inc.;

WHEREAS, BG Finance, BG Staffing, Inc., D&W Talent, LLC, a Texas limited liability company (“D&W Seller”), and Willis Group, LLC, a Texas limited liability company (“D&W Selling Person”), have entered into that certain Asset Purchase Agreement dated as of February 23, 2015 (the “D&W Purchase Agreement”), providing for the purchase by BG Finance of certain of the assets of and the assumption by BG Finance of certain liabilities of D&W Seller and the guaranty by BG Staffing, Inc. of certain of BG Finance’s obligations thereunder, in accordance with the terms thereof (the “D&W Purchase Transaction”); and

WHEREAS, Borrowers have requested that Lender add BG Finance as a new co-Borrower, consent to the D&W Purchase Transaction and amend the Loan Agreement and the other Loan Documents in certain respects, and Lender is agreeable to such request, on and subject to the terms and conditions set forth herein.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.Definitions. Capitalized terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used with the meanings given such terms in the Loan Agreement.
2.    Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

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(a)    by inserting each of the following definitions to Section 1.1 in their respective proper alphabetical order:
“D&W Assignment of Undertakings” shall mean that certain Assignment of Undertakings Under Purchase Agreement dated as of February 23, 2015 made by BG Finance in favor of Lender, and consented to by D&W Seller and D&W Selling Person, in form and substance acceptable to Lender, as it may be amended, restated, modified or supplemented and in effect from time to time.
“D&W Collateral Assignment” shall mean that certain Collateral Assignment of Escrow Agreement dated as of February 23, 2015 made by BG Finance in favor of Lender, and consented to by D&W Seller. D&W Selling Person and Grand Bank, as escrow agent, in form and substance acceptable to Lender, as it may be amended, restated, modified or supplemented and in effect from time to time.
“D&W Purchase Agreement” shall mean that certain Asset Purchase Agreement dated as of February 23, 2015 by and among BG Finance, BG Staffing, Inc., D&W Seller and D&W Selling Person.
“D&W Purchase Transaction” shall mean the purchase by BG Finance of certain of the assets of and the assumption by BG Finance of certain liabilities of D&W Seller and the guaranty by BG Staffing, Inc. of certain of BG Finance’s obligations under the D&W Purchase Agreement, all pursuant to the terms of the D&W Purchase Agreement.
“D&W Purchase Transaction Documents” shall mean the D&W Purchase Agreement, each bill of sale, each assignment agreement, each assumption agreement, each escrow agreement, each transition services agreement, and all other agreements, instruments and documents entered into or delivered in connection with the D&W Purchase Transaction, as each may be amended, restated, modified or supplemented and in effect from time to time.
“D&W Seller” shall mean D&W Talent, LLC, a Texas limited liability company.
“D&W Selling Person” shall mean Willis Group, LLC, a Texas limited liability company.
(b)    by amending and restating each of the following definitions in Section 1.1 as follows:
“Borrowing Base Amount” shall mean:

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(a)    an amount equal to eighty-five percent (85%) of the net amount (after deduction of such reserves and allowances as Lender deems proper and necessary, including an accrual for sales rebates) of all Eligible Accounts; plus

(b)    the lesser of (i) an amount equal to eighty-five percent (85%) of the net amount (after deduction of such reserves and allowances as Lender deems proper and necessary) of all Eligible Unbilled Accounts, and (ii) One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00).

“Earn Out Payables” shall mean, collectively, (i) those payments required to be made by BG Staffing, Inc. pursuant to Section 1.6 of the JNA Purchase Agreement, (ii) those payments required to be made by BG Staffing, LLC pursuant to Section 1.6 of the Extrinsic Purchase Agreement, (iii) those payments required to be made by BG Staffing, LLC pursuant to Section 1.6 of the API Purchase Agreement, (iv) those payments required to be made by BG Staffing, Inc. pursuant to Section 1.6 of the InStaff Purchase Agreement, and (v) those payments required to be made by BG Finance pursuant to Section 1.6 of the D&W Purchase Agreement.

“Earn Out Payments” shall mean, collectively, (i) those payments made by BG Staffing, Inc. pursuant to Section 1.6 of the JNA Purchase Agreement, (ii) those payments made by BG Staffing, LLC pursuant to Section 1.6 of the Extrinsic Purchase Agreement, (iii) those payments made by BG Staffing, LLC pursuant to Section 1.6 of the API Purchase Agreement, (iv) those payments made by BG Staffing, Inc. pursuant to Section 1.6 of the InStaff Purchase Agreement, and (v) those payments made by BG Finance pursuant to Section 1.6 of the D&W Purchase Agreement.

“EBITDA” shall mean for any period, the consolidated net income of Borrowers, determined in accordance with GAAP consistently applied, plus (i) Interest Expense for such period, plus (ii) the provision for federal and state income taxes of Borrowers for such period, plus (iii) all depreciation and amortization of capitalized costs for such period, plus (iv) actual closing costs in an amount not to exceed $200,000 incurred by Borrowers in connection with closing the D&W Purchase Transaction, provided that such closing costs are verified by Lender and consented to by Lender in its sole discretion, plus (v) all other non-cash items. Notwithstanding the foregoing, however, for purposes of testing the Debt Service Coverage Ratio financial covenant pursuant to Section 10.1 of this Agreement, the Total Funded Indebtedness to Adjusted EBITDA Ratio financial covenant pursuant to Section 10.2 of this Agreement and the Adjusted EBITDA financial covenant pursuant to Section 10.3 of this Agreement, (A) the following amounts shall be permitted to be added back to EBITDA for the relevant calculation dates (without duplication): $2,800,000 for the fiscal period ending on March 31,

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2015, $2,300,000 for the fiscal period ending June 30, 2015, $1,300,000 for the fiscal period ending September 30, 2015 and $500,00 for the fiscal period ending on December 31, 2015, and (B) the following shall be permitted to be added back to EBITDA for the relevant calculation periods: the non-cash portion of loss on extinguishment of Debt not to exceed $960,000 for the month of February 2014.

“Interest Period” shall mean, with respect to each advance, a period of one (1) month which period shall commence on a Business Day selected by Borrowers subject to the terms of this Agreement. If an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided that, if the next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day.

“LIBOR Rate” shall mean the rate (rounded upwards, if necessary, to the next 1/8 of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) fixed by the ICE Benchmark Administration Limited at 11:00 a.m., London time, relating to quotations for the one (1) month London InterBank Offered Rates on U.S. Dollar deposits as published on Bloomberg LP, or if no longer provided by Bloomberg LP, such rate as shall be determined in good faith by Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any successor thereto, or replacement thereof) as determined by Lender at approximately 10:00 a.m. Cincinnati, Ohio time on the effective date of the Interest Period. Each determination by Lender of the LIBOR Rate shall be conclusive in the absence of manifest error. The rate of interest applicable to a particular advance shall remain at the rate elected for the remainder of the subject Interest Period.

“Pledge Agreement” and “Pledge Agreements” shall mean, respectively, each of and collectively, the following: (i) that certain Amended and Restated Membership Interests Security Agreement dated as of even date herewith by and between BG Staffing, Inc. and Lender with respect to the membership interests of BG Staffing, LLC, (ii) that certain Amended and Restated Partnership Interests Security Agreement dated as of even date herewith by and between BG Staffing, Inc. and Lender with respect to the limited partnership interests of BG Personnel, (iii) that certain Amended and Restated Partnership Interests Security Agreement dated as of even date herewith by and between BG Staffing, LLC and Lender with respect to the general partnership interests of BG Personnel, (iv) that certain Amended and Restated Securities Pledge Agreement dated as of even date herewith by and between BG Staffing, Inc. and Lender with respect to stock of B G Staff Services, and (v) that certain Securities Pledge Agreement dated as of February 23, 2015 by and between BG Staffing, Inc. and Lender with respect

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to stock of BG Finance, each in form and substance acceptable to Lender in its sole discretion, and as each may be amended, restated, modified or supplemented and in effect from time to time.

“Purchase Transaction Documents” shall mean, collectively, the BG Purchase Transaction Documents, the API Purchase Transaction Documents, the BG Purchase Transaction Documents, the Extrinsic Purchase Transaction Documents, the InStaff Purchase Transaction Documents, the JNA Purchase Transaction Documents and the D&W Purchase Transaction Documents.

“Purchase Transactions” shall mean, collectively, the BG Purchase Transaction, the API Purchase Transaction, the BG Purchase Transaction, the Extrinsic Purchase Transaction, the InStaff Purchase Transaction, the JNA Purchase Transaction and the D&W Purchase Transaction.

(c)    by amending and restating Section 6.2 in its entirety to read as follows:
6.2    Other Collateral. In addition, the Obligations are also secured by the Pledge Agreements, the Trademark Security Agreements, the BG Assignment of Undertakings, the BG Collateral Assignment, the InStaff Collateral Assignment, the InStaff Assignment of Undertakings, the API Assignment of Undertakings, the JNA Assignment of Undertakings, the D&W Assignment of Undertakings and the D&W Collateral Assignment.
(d)    by amending and restating Section 10.2 in its entirety to read as follows:
10.2    Total Funded Indebtedness to Adjusted EBITDA. As of the end of each fiscal quarter of Borrowers for the four fiscal quarter period then ending, Borrowers shall not permit the Total Funded Indebtedness to Adjusted EBITDA Ratio to be greater than the maximum amount set forth below for the corresponding period set forth below:
Four Fiscal Quarters Ended In:    Maximum Ratio
March 2015                3.00 to 1.00
June 2015                2.75 to 1.00
September 2015 and each        2.50 to 1.00
fiscal quarter thereafter
(e)    by amending and restating Section 10.4 in its entirety to read as
10.4    Capital Expenditures. Borrowers shall not incur Capital Expenditures in an amount greater than Six Hundred Thousand and No/100 Dollars ($600,000.00) in the aggregate in any one fiscal year.
(f)    by amending and restating the address for notices to Borrowers in Section 13.17 to read as follows:

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If to Borrowers:    BG Staffing, Inc.
BG Staffing, LLC
BG Personnel, LP
B G Staff Services Inc.
BG Finance and Accounting, Inc.
5000 Legacy Drive, Suite 350
Plano, Texas 75024
Attention: L. Allen Baker, Jr.

with a copy to:        Norton Rose Fulbright
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
        Attention: Brett H. Todd, Esq.

3.    Amendment and Restatement of Revolving Note. That certain Seventh Amended and Restated Revolving Note dated as of January 29, 2014 executed jointly and severally by BG Staffing, Inc., BG Staffing, LLC, BG Personnel and B G Staff Services (collectively, the “Original Borrowers”) and made payable to the order of Lender in the maximum principal amount of $20,000,000.00 (the “Existing Revolving Note”) is hereby replaced with that certain Eighth Amended and Restated Revolving Note dated as of even date herewith executed jointly and severally by Borrowers and made payable to the order of Lender in the maximum principal amount of $20,000,000.00 (the “Eighth Amended and Restated Revolving Note”). The Eighth Amended and Restated Revolving Note amends and restates in its entirety the Existing Revolving Note. Nothing contained in the Eighth Amended and Restated Revolving Note shall be deemed to be payment and satisfaction or a novation of the indebtedness evidenced by the Existing Revolving Note. All references in the Loan Agreement and the other Loan Documents to “Revolving Note” shall, on and after the date hereof upon the effectiveness of this Amendment, be deemed to mean the Eighth Amended and Restated Revolving Note.
4.    Amendment and Restatement of Term Note A. That certain Fifth Amended and Restated Term Note A dated as of January 29, 2014 executed jointly and severally by the Original Borrowers and made payable to the order of Lender in the principal amount of $11,250,000.00 (“Existing Term Note A”) is hereby replaced with that certain Sixth Amended and Restated Term Note A dated as of even date herewith executed jointly and severally by Borrowers and made payable to the order of Lender in the principal amount of $8,812,500.00 (“Sixth Amended and Restated Term Note A”). Sixth Amended and Restated Term Note A amends and restates in its entirety Existing Term Note A. Nothing contained in Sixth Amended and Restated Term Note A shall be deemed to be payment and satisfaction or a novation of the indebtedness evidenced by Existing Term Note A. All references in the Loan Agreement and the other Loan Documents to “Term Note A” shall, on and after the date hereof upon the effectiveness of this Amendment, be deemed to mean Sixth Amended and Restated Term Note A.
5.    Amendment and Restatement of Term Note B. That certain Term Note B dated as of January 29, 2014 executed jointly and severally by the Original Borrowers and made payable to the order of Lender in the principal amount of $8,000,000.00 (“Existing Term Note B”) is hereby

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replaced with that certain Amended and Restated Term Note B dated as of even date herewith executed jointly and severally by Borrowers and made payable to the order of Lender in the principal amount of $8,000,000.00 (“Amended and Restated Term Note B”). Amended and Restated Term Note B amends and restates in its entirety Existing Term Note B. Nothing contained in Amended and Restated Term Note B shall be deemed to be payment and satisfaction or a novation of the indebtedness evidenced by Existing Term Note B. All references in the Loan Agreement and the other Loan Documents to “Term Note B” shall, on and after the date hereof upon the effectiveness of this Amendment, be deemed to mean Amended and Restated Term Note B.
6.    Amendment to the Other Loan Documents. The other Loan Documents are hereby amended to the extent necessary to be consistent with the foregoing amendments to the Loan Agreement and the amendment and restatement of the Revolving Note, the amendment and restatement of Term Note A and the amendment and restatement of Term Note B.
7.    Addition of BG Finance as a New Co-Borrower.
(a)    The Loan Agreement is hereby amended and modified to add BG Finance as an additional “Borrower” thereunder. As of the date hereof, BG Finance shall be deemed a “Borrower” under the Loan Agreement and shall be jointly and severally liable to Lender for the obligations and liabilities under the Loan Agreement. BG Finance (i) hereby assumes, undertakes and agrees to be bound by all terms, conditions, duties, obligations, undertakings, remedies, indemnities, covenants, representations and warranties applicable to a “Borrower” under the Credit Agreement to the same extent as if BG Finance were an original party to the Loan Agreement and (ii) shall be entitled to all rights, remedies and benefits available to a “Borrower” under the BG Finance. From and after the effective date of this Amendment (and whether or not specifically amended by this Amendment or any other amendment), all references to the “Borrowers” or a “Borrower” in the Loan Agreement, in this Amendment, any other Loan Document or any other instrument, document or agreement relating to any of the foregoing, shall mean and be deemed to include BG Finance (in addition to BG Staffing, Inc., BG Staffing, LLC, BG Personnel and B G Staff Services).
(b)    As security for the payment and performance of the Obligations, BG Finance does hereby pledge, assign, transfer, deliver and grant to Lender, and does hereby continue to pledge, assign, transfer, deliver and grant to Lender, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest in and to any and all property of such Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following:
(i)    all property of, or for the account of, such Borrower now or hereafter coming into the possession, control or custody of, or in transit to, Lender or any agent or bailee for Lender or any parent, Affiliate or Subsidiary of Lender or any participant with Lender in the Loans (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

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(ii)    the additional property of such Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of such Borrower’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of such Borrower’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:
(1)    All Accounts and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower, or rejected or refused by an Account Debtor;
(2)    All Inventory, including raw materials, work-in-process and finished goods;
(3)    All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;
(4)    All Software and computer programs;
(5)    All Securities, Investment Property, Financial Assets and Deposit Accounts;
(6)    All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter-of-Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims, if any, hereinafter listed, and General Intangibles, including Payment Intangibles; and
(7)    All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.
8.    Consent to D&W Purchase Transaction. Subject to the terms and conditions hereof, Lender hereby consents to the D&W Purchase Transaction. The consent set forth herein shall be effective only in the specific instance and for the specific purpose set forth herein and shall neither extend to any other violations under, or default of, the Loan Agreement or any of the other Loan Documents, nor shall this consent prejudice any rights or remedies of Lender under the Loan Agreement or any of the other Loan Documents with respect to matters not specifically addressed hereby.

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9.    Escrow. Pursuant to that certain Escrow Agreement dated as of even date herewith (the “Escrow Agreement”; capitalized terms used in this Section 9 which are defined in the Escrow Agreement and not otherwise defined herein are used with the meanings given such terms in the Escrow Agreement) by and among BG Finance, D&W Seller and Grand Bank (the “Escrow Agent”), BG Finance has deposited with Escrow Agent $3,250,000 of the Purchase Price as a source of payment for, and security against: (1) Liabilities relating to certain unpaid deposits of Federal Income Taxes Withheld by, and payment of Social Security Taxes and Medicare Taxes of Seller of the Business prior to the Closing Date (the “Federal Taxes”), (2) Liabilities relating to unpaid deposits of Louisiana State Income Taxes Withheld by, and State Unemployment Tax of Seller with respect to its operation in Louisiana of the Business prior to the Closing Date (the “Louisiana Taxes”), (3) Liabilities relating to unpaid deposits of California State Income Taxes Withheld by and unpaid State Unemployment Taxes, California State Disability Insurance, California State Franchise Tax of Seller with respect to the operation in California of the Business prior to the Closing Date (the “California Taxes”), (4) Liabilities relating to unpaid Texas State Unemployment Taxes of Seller with respect to Seller’s operation in Texas of the Business prior to the Closing Date (the “Texas Taxes”), and (5) any other Tax Losses suffered or incurred by BG Finance or its Affiliates. BG Finance hereby covenants and agrees that it shall abide by each of the terms of the Escrow Agreement. In addition, BG Finance hereby covenants and agrees that, notwithstanding anything to the contrary contained in the Escrow Agreement, (i) upon its receipt of an Internal Revenue Service transcript that reflects noi Federal Taxes are owed for any period prior to the Closing Date, the California Certificate of Release, the Louisiana Tax Clearance Certificate and evidence that no Texas Taxes are due, BG Finance shall provide copies of the same to Lender, and (ii) it shall not amend nor permit the Escrow Agreement to be amended in any respect without the prior written consent of Lender.
10.    Earn Out Payments. Each Borrower hereby represents and warrants that it has not entered into any earn out offset arrangements or agreements or any similar arrangements or agreements with respect to any Earn Out Payables or Earn Out Payments and hereby covenants and agrees that it shall not at any time enter into any earn out offset arrangements or agreements or any similar arrangements or agreements with respect to any Earn Out Payables or Earn Out Payments without the prior written consent of Lender.
11.    Reaffirmation and Confirmation of Security Interests. Each Borrower hereby confirms to Lender that such Borrower has granted to Lender a security interest in or Lien upon substantially all of the property of such Borrower, including, without limitation, the Collateral, to secure the Obligations. Each Borrower hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.
In addition to the foregoing:
(a)    BG Staffing, Inc. hereby confirms to Lender that BG Staffing, Inc. has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Amended and Restated Membership Interests Security Agreement dated as of January 29, 2014 by and between BG Staffing, Inc. and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “Membership Interests Security Agreement”)), to secure the Liabilities

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(as defined in the Membership Interests Security Agreement), under and pursuant to the Membership Interests Security Agreement. BG Staffing, Inc. hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the Membership Interests Security Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects. BG Staffing, Inc. hereby further expressly agrees that the Lien on such Pledged Collateral shall continue to secure all of the Liabilities, including, without limitation, the Loans.
(b)    BG Staffing, Inc. hereby confirms to Lender that BG Staffing, Inc. has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Amended and Restated Partnership Interests Security Agreement dated as of January 29, 2014 by and between BG Staffing, Inc. and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “Partnership Interests Security Agreement”)), to secure the Liabilities (as defined in the Partnership Interests Security Agreement), under and pursuant to the Partnership Interests Security Agreement. BG Staffing, Inc. hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the Partnership Interests Security Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects. BG Staffing, Inc. hereby further expressly agrees that the Lien on such Pledged Collateral shall continue to secure all of the Liabilities, including, without limitation, the Loans.
(c)    BG Staffing, LLC hereby confirms to Lender that BG Staffing, LLC has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Amended and Restated Partnership Interests Security Agreement dated as of January 29, 2014 by and between BG Staffing, LLC and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “BG Staffing, LLC Partnership Interests Security Agreement”)), to secure the Liabilities (as defined in the BG Staffing, LLC Partnership Interests Security Agreement), under and pursuant to the BG Staffing, LLC Partnership Interests Security Agreement. BG Staffing, LLC hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the BG Staffing, LLC Partnership Interests Security Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects. BG Staffing hereby further expressly agrees that the Lien on such Pledged Collateral shall continue to secure all of the Liabilities, including, without limitation, the Loans.
(d)    BG Staffing, Inc. hereby confirms to Lender that BG Staffing, Inc. has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Amended and Restated Securities Pledge Agreement dated as of January 29, 2014 by and between BG Staffing, Inc. and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “Securities Pledge Agreement”)), to secure the Liabilities (as defined in the Securities Pledge Agreement), under and pursuant to the Securities Pledge Agreement. BG Staffing, Inc. hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the Securities Pledge Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects. BG

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Staffing, Inc. hereby further expressly agrees that the Lien on such Pledged Collateral shall continue to secure all of the Liabilities, including, without limitation, the Loans.
(e)    BG Staffing, Inc. hereby confirms to Lender that BG Staffing, Inc. has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Securities Pledge Agreement dated as of February 23, 2015 by and between BG Staffing, Inc. and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “BG Finance Securities Pledge Agreement”)), to secure the Liabilities (as defined in the Securities Pledge Agreement), under and pursuant to the BG Finance Securities Pledge Agreement. BG Staffing, Inc. hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the BG Finance Securities Pledge Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects. BG Staffing, Inc. hereby further expressly agrees that the Lien on such Pledged Collateral shall continue to secure all of the Liabilities, including, without limitation, the Loans.
12.    Representations and Warranties. Each Borrower hereby represents, warrants and covenants to Lender that:
(a)    Authorization. Each Borrower is duly authorized to execute and deliver this Amendment and all deliveries required hereunder, and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement and the other Loan Documents.
(b)    No Conflicts. The execution and delivery of this Amendment and all deliveries required hereunder, and the performance by each Borrower of its obligations under the Loan Agreement and the other Loan Documents do not and will not conflict with any provision of law or of the charter or by-laws, operating agreement or partnership agreement of any Borrower or of any agreement binding upon any Borrower.
(c)    Validity and Binding Effect. This Amendment, the Loan Agreement and the other Loan Documents are a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
(d)    No Events of Default. As of the date hereof, no default or Event of Default under the Loan Agreement or any of the other Loan Documents has occurred or is continuing.
(e)    Warranties. As of the date hereof, the representations and warranties in the Loan Agreement and the other Loan Documents are true and correct in all material respects as though made on such date, except where a different date is specifically indicated.
(f)    Tax Liabilities. To the best of BG Staffing, Inc.’s and BG Finance’s knowledge, the sum of $3,250,000.00 held in the Escrow Agreement is sufficient to cover all of

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D&W Seller’s unpaid Tax Liabilities (as defined in the Purchase Agreement and the Escrow Agreement).
13.    Conditions to Effectiveness. This Amendment shall be deemed to be effective as of the date hereof (the “Amendment Effective Date”), and the effectiveness of this Amendment shall be subject to, the satisfaction of all of the following conditions:
(a)    This Amendment, duly authorized and fully executed by each Borrower and Lender, duly authorized and fully executed by the parties thereto, shall have been delivered to Lender.
(b)    The Eighth Amended and Restated Revolving Note, duly authorized and fully executed by each Borrower, shall have been delivered to Lender.
(c)    Sixth Amended and Restated Term Note A, duly authorized and fully executed by each Borrower, shall have been delivered to Lender.
(d)    Amended and Restated Term Note B, duly authorized and fully executed by each Borrower, shall have been delivered to Lender.
(e)    That certain Securities Pledge Agreement dated as of even date herewith by and between BG Staffing, Inc. and Lender, with respect to stock of BG Finance, together with original Stock Certificate and undated Stock Power executed in blank, each in form and substance acceptable to Lender, shall have been delivered to Lender.
(f)    A fully-executed copy of the D&W Purchase Agreement, together with all other agreements, documents or instruments executed or to be delivered in connection with the D&W Purchase Transaction, including, without limitation, the Escrow Agreement, each in form and substance acceptable to Lender, shall have been delivered to Lender, and all of the conditions to closing the D&W Purchase Transaction as set forth under the D&W Purchase Agreement shall have been performed to the satisfaction of Lender.
(g)    That certain Assignment of Undertakings Under Purchase Agreement, duly authorized and fully executed by BG Finance and consented to by D&W Seller and D&W Selling Person, in form and substance acceptable to Lender, shall have been delivered to Lender.
(h)    That certain Collateral Assignment of Escrow Agreement, duly authorized and fully executed by BG Finance and consented to by D&W Seller, D&W Selling Person and the Escrow Agent, in form and substance acceptable to Lender, shall have been delivered to Lender.
(i)    An aged schedule of the Accounts of D&W Seller, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days, (c) 61-90 days and (d) more than 90 days, and certified as accurate by D&W Seller’s treasurer or chief financial officer, shall have been delivered to Lender.
(j)    A Borrowing Base Certificate which includes the Accounts of D&W Seller, in form and substance acceptable to Lender, shall have been delivered to Lender.

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(k)    If required by Lender, Certificates of Insurance with respect to property and liability insurance of Borrowers, showing Lender as certificate holder, lenders loss payee with respect to property insurance, and showing Lender as certificate holder and additional insured with respect to liability insurance, together a lender’s loss payable endorsement, shall have been delivered to Lender.
(l)    Resolutions shall have been adopted by BG Finance’s Board of Directors authorizing the execution, delivery and performance of this Amendment, the Eighth Amended and Restated Revolving Note, Sixth Amended and Restated Term Note A, Amended and Restated Term Note B and the other documents to be delivered in connection herewith, and a copy thereof, certified by the duly elected and acting President of BG Finance, together with a certificate of the duly elected and acting President of BG Finance certifying true, correct and complete copies of the Articles of Incorporation and By-Laws of BG Finance, shall have been delivered to Lender.
(m)    All payoff letters and UCC-3 financing statements (such UCC-3 financing statements to be filed on or prior to the date hereof) with respect to the D&W Seller, each in form and substance acceptable to Lender, shall have been delivered to Lender.
(n)    Such other documents, instruments or agreements as Lender may reasonably request in order to effectuate fully the transactions contemplated herein shall have been duly executed and delivered to Lender.
14.    Field Exam. Each Borrower hereby acknowledges and agrees that Lender shall conduct a field examination of each Borrower’s assets within ninety (90) days after the date hereof, which field examination shall be at Borrowers’ sole cost and expense.
15.    Costs and Expenses. Borrowers shall jointly and severally pay all costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees.
16.    Further Assurances. Each Borrower shall take such actions as are necessary or as Lender may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured by substantially all of the assets of such Borrower, in each case as Lender may determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.
17.    Miscellaneous.
(a)    Recitals; Captions. The WHEREAS clauses at the beginning of this Amendment are part of this Amendment. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.
(b)    Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever

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possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(c)    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.
(d)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(e)    References. From and after the Amendment Effective Date, any reference to the Loan Agreement or the other Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.
(f)    Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish the Loan Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Loan Agreement and secured by the Collateral. The Loan Agreement and each of the other Loan Documents, except as modified hereby, remain in full force and effect and are hereby reaffirmed in all respects.
(g)    Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies such Borrower, which information includes the name and address of such Borrower and such other information that will allow Lender to identify such Borrower in accordance with the Act. In addition, each Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls such Borrower or any subsidiary of such Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.
[Remainder of page intentionally left blank; signature pages follow]

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EXHIBIT 10.1

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Amended and Restated Loan and Security Agreement and Other Loan Documents as of the date first set forth above.

BORROWERS:

BG STAFFING, INC., a Delaware corporation, f/k/a LTN Staffing, LLC, a Delaware limited liability company

By: /s/ L. Allen Baker, Jr.
Name: L. Allen Baker, Jr.
Title: President and Chief Executive Officer

BG STAFFING, LLC, a Delaware limited liability company

By: BG Staffing, Inc., a Delaware corporation, f/k/a LTN Staffing, LLC, a Delaware limited liability company
Its: Sole Member

   By: /s/ L. Allen Baker, Jr.
   Name: L. Allen Baker, Jr.
   Title: President and Chief Executive Officer

EXHIBIT 10.1

BG PERSONNEL, LP, a Texas limited partnership

By: BG Staffing, LLC, a Delaware limited liability company,
Its: General Partner

   By: BG Staffing, Inc., a Delaware corporation, f/k/a LTN Staffing, LLC, a Delaware limited liability company
   Its: Sole Member

      By: /s/ L. Allen Baker, Jr.
      Name: L. Allen Baker, Jr.
      Title: President and Chief Executive Officer

B G STAFF SERVICES INC., a Texas corporation By: /s/ L. Allen Baker, Jr. Name: L. Allen Baker, Jr. Title: President and Chief Executive Officer
BG FINANCE AND ACCOUNTING, INC., a Delaware corporation By: /s/ L. Allen Baker, Jr. Name: L. Allen Baker, Jr. Title: President and Chief Executive Officer

EXHIBIT 10.1

LENDER:

FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation

By: /s/ David L. Mistic
Name: David L. Mistic
Title: Vice President

By: /s/ Clayton A. Bruce
Name: Clayton A. Bruce
Title: Vice President